EXHIBIT 5.1

P. Rupert Russell rrussell@sflaw.com (415) 773-7243

November 22, 2024

Cardio Diagnostics Holdings, Inc.

400 North Aberdeen Street, Suite 900

Chicago, IL 60642

Re: Cardio Diagnostics Holdings, Inc. Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Cardio Diagnostics Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time of 1,235,939 shares of common stock, par value $0.00001 per share (the “common stock”), of the Company, consisting of (i) 561,793 shares of outstanding common stock (the “Shares”) and (ii) 674,146 shares of common stock (the “Warrant Shares”) issuable upon exercise of warrants to purchase common stock (the “Warrants”), in each case, by the selling stockholders named in the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”) other than as expressly stated herein with respect to the issue of the Shares and the Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In addition, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of any issuance of Warrant Shares or sales of the Shares thereunder); and (e) all Shares will be sold, and all Warrant Shares will be issued, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus. We also have assumed that the sale of the Shares by the selling securityholders and the issuance of the Warrant Shares upon the exercise of the Warrants will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters without having independently verified such factual matters.

Cardio Diagnostics Holdings, Inc.

November 22, 2024

We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  We assume no obligation to revise or supplement this opinion should the DGCL be changed by legislative or regulatory action, judicial decision or otherwise.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
2.	When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

With your consent, we have assumed that (a) the Warrants have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) the Warrants constitute and will continue to constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, (c) the Company will receive, prior to the issuance of the Warrant Shares, adequate consideration therefor, and (d) all of the material statements of fact made in the Company’s securities filings with the Commission are true and correct.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Shartsis Friese LLP